AMENDED AND RESTATED BYLAWS

OF

AASTROM BIOSCIENCES, INC.

ARTICLE I  GENERAL

Section I.1 The name, location of principal office, and purposes of the Corporation shall be as set forth in the Articles of Incorporation. The powers of the Corporation and of its directors and shareholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in said Articles of Incorporation.

Section I.2 All references in these Bylaws to the Articles of Incorporation shall be construed to mean the Articles of Incorporation of the Corporation as amended from time to time.

Section I.3 The registered office of the Corporation may be the same as the principal office of the Corporation, but in any event must be located in the State of Michigan, and must be the business office of the registered agent, as required by the Michigan Business Corporation Act (the “MBCA”). The Corporation may have business offices at such other places, either within or without the State of Michigan, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II SHAREHOLDERS

Section II.1 Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation, or at such other place as may be set forth in the notice thereof, at a date and time as designated by the Board of Directors (which time, date and place may be subsequently changed at any time by a vote of the Board of Directors), for the purpose of election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting.

Section II.2 Special Meetings. Special meetings of the shareholders may be called only by the President and shall be called by the President at the request in writing of a majority of the Directors then in office, and shall be held at such place, on such date, and at such time as the President or shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

Section II.3 List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section II.4 Notice of Meetings. Written notice of the time, place and purposes of the meeting of shareholders shall be given not less than 10 nor more than 60 days before the date fixed for such meeting to each shareholder of record entitled to vote at the meeting. Notice shall be deemed duly served when the same has been personally delivered or deposited in the United States Mail, with postage fully prepaid, addressed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. Written notice may also be given by facsimile or telegram, and such notice shall be deemed to be given when the recipient receives the notice personally, or when confirmation of transmission of the notice to the shareholder’s address as it appears on the books and records of the Corporation has been delivered to the Corporation or to the equipment transmitting such notice. Such notice shall be given by or under the direction of the Secretary of the Corporation, and in the absence or refusal of the Secretary to give such notice, notice shall be given by or under the direction of any other officer of the Corporation. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned is announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. A waiver of such notice in writing, signed by a person entitled to said notice, whether before or after the time of the meeting, shall be deemed equivalent to said notice. Attendance of a person at a meeting of shareholders, in person or by proxy, shall constitute a waiver of such notice, except when the attendance is for the express and sole purpose of objecting to the transaction of any business, clearly stated at the commencement of the meeting, by reason of a claim that a meeting was not lawfully called or convened.

Section II.5 Transaction of Business. At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Secretary or other officer of the Corporation, (b) properly brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a shareholder, or (d) properly brought before a special meeting by a shareholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by shareholders. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder proposal to be presented at an annual meeting shall be received at the Corporation’s principal executive offices not less than 120 calendar days in advance of the date that the Corporation’s (or the Corporation’s predecessor’s) proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, or in the event of a special meeting, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the special meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.

Section II.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders (or any specific class thereof) for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented by any meeting of the shareholders, the chairman of the meeting or the holders of a majority of shares of stock entitled to vote thereat who are present, in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section II.7 Voting and Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, nor (ii) more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors for action by shareholder consent in writing without a meeting, nor (iii) more than sixty (60) days prior to any other action. If a record date is not fixed (a) the record date for determination of shareholders entitled to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice of such meeting is given, and (b) the record date for determining shareholders for any purpose other than that specified in subdivision (a) shall be the close of business on the day on which the resolution of the Board relating thereto is adopted. When a determination of shareholders of record entitled to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this Section for the adjourned meeting.

Section II.8 Proxies. A proxy, given by a shareholder to another person, authorizing such other person to vote the shares of such shareholder, shall be in writing and signed by the shareholder or his authorized agent or representative. A proxy shall not be valid after the expiration of three (3) years from its date unless otherwise provided therein. All proxies shall be filed with the Secretary at or before the meeting at which they are intended to be used. A proxy shall be deemed sufficient if it appears on its face to confer the requisite authority and is signed by the owner of the stock to be voted. No witnesses to the execution of any proxy shall be required.

Section II.9 Inspectors. The Board of Directors, in advance of a shareholders meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified.

Section II.10 Action by Written Consent. The shareholders of the Corporation shall have the ability to take action without a meeting only as provided in the Articles of Incorporation.

Section II.11 Voting of Shares by Certain Holders.

(a) Voting by Trustee or Fiduciary. Shares standing in the name of any person as trustee or other fiduciary may be voted and all rights incident thereto may be exercised only by the trustee or other fiduciary, in person or by proxy, and without proof of authority.

(b) Voting of Pledged Stock. Unless the Corporation has specific written instructions to the contrary, from the pledgee and pledgor, pledged stock may be voted by the pledgor only.

(c) Voting by Guardian of Incompetent. Shares standing in the name of a person adjudged incompetent may be voted and all rights incident thereto may be exercised only by his guardian, in person or by proxy.

(d) Voting by Executor or Administrator. Shares standing in the name of a deceased person may be voted and all rights incident thereto may be exercised only by his executor or administrator, in person or by proxy.

(e) Voting by Guardian of Minor. Shares standing in the name of a minor may be voted and all rights incident thereto may be exercised by his guardian, in person or by proxy, or in the absence of such representation by his guardian, by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the nonage or the appointment of a guardian, and whether or not a guardian has been in fact appointed.

(f) Voting of Shares in Name of Corporation. Shares standing in the name of a corporation, domestic or foreign, may be voted or represented and all rights incident thereto may be exercised on behalf of that corporation by the persons described in any of the following subdivisions:

(1) Any officer of the Corporation authorized so to do by the Bylaws of that Corporation.

(2) Any person authorized so to do by resolution of the Board of Directors or a duly authorized committee of the Board of Directors of that Corporation.

(3) Any person authorized so to do by proxy or power of attorney duly executed by the President or Vice President and Secretary or Assistant Secretary of that Corporation.

However, such shares may be voted or represented by the persons described in any subdivision only in the absence of vote or representation by the persons described in a preceding subdivision of this subparagraph.

(g) Voting Shares in Names of Two or More Persons. Shares standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of the majority of the persons in whose names the shares stand. If only one such person is present in person or by proxy, he may vote all the shares, and all the shares standing in the names of such persons are represented for the purpose of determining a quorum. This applies to the voting of shares by two or more administrators, executors, trustees, or other fiduciaries, unless the instrument or order of court appointing them otherwise directs.

ARTICLE III BOARD OF DIRECTORS

Section III.1 General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

Section III.2 Number, Qualification and Term of Office. Unless otherwise provided in the Articles of Incorporation, the Board of Directors shall be elected at each annual meeting of the stockholders of the Corporation. Directors shall hold office until the next annual meeting and until their successors are elected and qualified, except in the case of the death, resignation or removal of any Director. Directors need not be shareholders of the Corporation. The size of the Board of Directors shall be within the range of five to nine directors, with the exact size to be fixed from time to time by resolution of the Board of Directors.

Section III.3 Vacancies. The shareholders may, at any meeting called for such purpose, by a vote of a majority of the capital stock issued and outstanding and entitled to vote thereon, remove any Director from office, with or without cause. Any Director may resign by written notice to the President, such resignation to be effective upon its receipt by the President or at such subsequent time as may be specified in the notice of resignation. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which the term of office of the class to which they have been elected expires, except in the case of death, resignation or removal of any Director. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Acceptance of resignation shall not be necessary for it to be effective.

Section III.4 Meetings of the Board of Directors. The Board of Directors shall hold an annual meeting immediately following the annual shareholders meeting, for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting. No notice of such annual meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, unless said meeting is held, by a consent of a majority of the Directors of such new Board, at a time and place other than at the place of holding and immediately following the annual meeting of shareholders. Special meetings of the Board of Directors may be held at any place either within or without the State of Michigan at any time pursuant to resolution adopted by the Board of Directors or upon call of the President or any two (2) officers.

Section III.5 Notice of Meetings. Notice of meetings of Directors shall be given or waived in the same manner as notice of meetings of shareholders, as provided in Section 2.4, except that notice of Directors meetings shall be given not later than two (2) nor more than ten (10) days prior to such meetings.

Section III.6 Quorum and Required Vote of Board. A majority of the total number of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Amendment of these Bylaws by the Board requires the vote of not less than a majority of the members of the Board then in office.

Section III.7 Telephonic Meetings. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by which all persons participating in the discussion can hear each other. Participation in a meeting pursuant to this provision constitutes presence in person at the meeting.

Section III.8 Board Action Without Meeting. If all of the Directors then constituting the Board of Directors of the Corporation or of any committee of the Board of Directors shall severally and/or collectively consent in writing to any action to be taken, such action shall have the same effect as though it had been authorized at a duly called and properly held meeting of the Board of Directors or such committee. Such written consent shall be filed with the minutes of the proceedings of the Board.

Section III.9 Committees. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one (1) or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions or in other provisions of these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have the power to authorize the seal of the Corporation to be affixed to all papers which may require it.

Section III.10 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the committees shall be allowed similar compensation for attending committee meetings.

Section III.11 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof, or by registered mail to such Secretary immediately after the adjournment thereof. This shall not apply to a Director who voted in favor of such action.

ARTICLE IV OFFICERS AND AGENTS

Section IV.1 General. The Corporation shall have a President, a Secretary, and a Treasurer, and, if desired, a Chairman of the Board and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. All officers of the Corporation shall be elected by the Directors and shall hold office until their successors are elected and qualified. The Corporation may also have such other officers, agents and factors as may be deemed necessary for the transaction of the business of the Corporation, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as may be determined by the Board of Directors. The Board of Directors may secure the fidelity of any and/or all of such officers by bond or otherwise and may also provide for the qualification of any or all of such officers before any person authorized by law to administer an oath. The Board of Directors, by resolution, may require any or all of the officers of the Corporation to give bonds, in favor of the Corporation, with sufficient surety or sureties, and in such amounts as the Board of Directors may fix, conditioned on the faithful performance of the duties of their respective offices. The President shall be chosen from among the Directors. Any two offices except those of President and Vice President may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Subject to these Bylaws, each officer shall have in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office, and such duties and powers as the Board of Directors shall from time to time designate. In all cases where the duties of any officer, agent or employee are not specifically prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall obey the orders and instructions of the President. Compensation of the officers shall be as authorized by the Board of Directors.

Section IV.2 Duties of the President. The President shall, subject to the direction and under the supervision of the Board of Directors, be the chief executive officer of the Corporation and shall have general and active control of its affairs and business and general supervision over its officers, agents and employees. The President shall also appoint and discharge all subordinate agents and employees and fix their salaries, subject to review by the Board of Directors, and shall designate their duties. He shall preside at all meetings of the shareholders and, unless a Chairman of the Board has been elected, at all meetings of the Board of Directors, at which he is present. The President shall have custody of the Treasurer’s bond, if any.

Section IV.3 Duties of the Chairman of the Board. The Board of Directors may elect or appoint a Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors or prescribed by these Bylaws.

Section IV.4 Duties of the Vice President. The Board of Directors may elect or appoint one or more Vice Presidents. The Vice Presidents, if such be elected, shall, subject to the direction and under the supervision of the President, be the assistant chief executive officer of the Corporation and shall assist the President in the general and active control of its affairs in business. The Vice Presidents shall perform all the duties of the President in case of the absence or disqualification of the President. Any of such Vice Presidents shall preside at all meetings of the shareholders in the absence or unavailability of the President.

Section IV.5 Duties of the Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and ensure that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; and (e) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Secretary also shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary), the original or duplicate of which shall, at all times, during the usual hours for business, be open to the examination of every shareholder at the principal office or place of business of the Corporation in Michigan. In the absence of the Secretary from any meeting, a temporary Secretary shall be chosen, who shall be sworn to the faithful discharge of his duty and shall record the proceedings of such meeting in the aforesaid books.

Section IV.6 Duties of the Treasurer. The Treasurer shall, subject to the direction and under the supervision of the Board of Directors, the President and the Vice President, have the care and custody of the funds and valuable papers of the Corporation, except his own bond, and he shall have power to endorse for deposit or collection all notes, checks, drafts and other obligations for the payment of money to the Corporation or its order. He shall keep, or cause to be kept, at the principal office of the Corporation accurate books of account, which shall be the property of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, when they so direct, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section IV.7 Assistant Secretaries and Assistant Treasurers. The Assistant Secretary or Assistant Secretaries, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Treasurer or Assistant Treasurers, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. Any Assistant Treasurer, if required by the Board, shall keep in force a bond as provided in Section 4.1. The Assistant Secretaries and Assistant Treasurers, in general, shall exercise and perform such other powers and duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors or the President.

Section IV.8 Vacancies. The Board of Directors may, at any meeting called for the purpose, by vote of a majority of their number, remove from office any officer of the Corporation, with or without cause. Any officer may resign by written notice to the President, which resignation may be effective upon its receipt by the President or at such subsequent time as may be specified in the notice of resignation, PROVIDED, HOWEVER, that the resignation of the President shall be submitted to the Board of Directors. The Board of Directors may, at any meeting, accept the resignation of any officer or remove or accept the resignation of any agent or member of a committee, and may fill such vacancy for the unexpired term and until the successor thereof shall be duly elected and qualified. Acceptance of resignation shall not be necessary for it to be effective.

ARTICLE V CAPITAL STOCK

Section V.1 Issuance. The shares of capital stock of the Corporation shall be issued by the Board of Directors in such amounts, at such times, for such consideration, and on such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation of the Corporation and the further provisions of these Bylaws.

Section V.2 Stock Certificates. The shares of the capital stock of the Corporation may be represented by certificates signed and sealed in accordance with the provisions of the laws of the State of Michigan. Certificates shall have a form and content complying with the laws of the State of Michigan and approved by the Board of Directors of the Corporation. Certificates of stock shall bear the signature of the President, and shall be signed by the Secretary, Assistant Secretary, or any other officer appointed by the Board of Directors for the purpose, to be known as an Authorized Officer. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate shall recite on its face the stock represented thereby is transferable only upon the books of the Corporation properly endorsed. A certificate representing shares issued by a corporation which is authorized to issue shares of more than one class shall set forth on its face or back or state that the Corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the Corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the Board to designate and prescribe the relative rights, preferences and limitations of other series.

Notwithstanding the foregoing or any other provision of these Bylaws, the Corporation may issue shares of stock in the form of uncertificated shares. Such uncertificated shares of stock shall be credited to a book entry account maintained by the Corporation (or its designee) on behalf of the stockholder. Furthermore, the shares of stock of the Corporation shall be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended.

Section V.3 Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section V.4 Ownership. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the case of recapitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notice to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.

Section V.5 Replacement of Certificates. Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board of Directors may direct the issuance of a new certificate in lieu of and to replace the certificate so alleged to be lost, destroyed and mutilated. The Board of Directors may require as a condition precedent to the issuance of a new certificate any or all of the following, to wit: (a) Additional evidence of the loss, destruction or mutilation claimed; (b) Advertisement of the loss in such manner as the Board of Directors may direct or approve; (c) A bond or agreement of indemnity, in such form and amount and with such surety (or without surety) as the Board of Directors may direct or approve; or (d) The order or approval of a court.

Section V.6 Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and a registrar for the registration of transfers of its securities.

Section V.7 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares of this Corporation.

Section V.8 Dividends. The Board of Directors, in its discretion from time to time, may declare dividends upon the capital stock from the surplus of the Corporation as permitted by the MBCA, subject to the Articles of Incorporation.

Section V.9 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VI INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES AND AGENTS

Section VI.1 Indemnification of Directors and Officers: Claims by Third Parties. The Corporation shall, to the fullest extent authorized or permitted by the MBCA or other applicable law, as the same presently exists or may hereafter be amended, indemnify a director or officer (the “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section VI.2 Indemnification of Directors and Officers: Claims Brought By or In the Right of the Corporation. The Corporation shall, to the fullest extent authorized or permitted by the MBCA or other applicable law, as the same presently exists or may hereafter be amended, indemnify a director or officer (the “Indemnitee”) who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys’ fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification under this Section shall not be made for a claim, issue, or matter in which the Indemnitee has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

Section VI.3 Actions by the Indemnitee. Notwithstanding the provisions of Sections 6.1 and 6.2, the Corporation shall not indemnify an Indemnitee in connection with any action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee; unless such action, suit, proceeding or claim (or part thereof) (i) was authorized by the Board of Directors of the Corporation, or (ii) was brought or made to enforce this Article and such Indemnitee has been successful in such action, suit, proceeding or claim (or part thereof).

Section VI.4 Approval of Indemnification. An indemnification under Sections 6.1 or 6.2 hereof, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon it determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. This determination shall be made in any of the following ways:

(a) By a majority vote of a quorum of the Board consisting of Directors who were not parties to the action, suit, or proceeding.

(b) If the quorum described in subdivision (a) is not obtainable, then by a majority vote of it committee of Directors who are not parties to the action. The committee shall consist of not less than two (2) disinterested Directors.

(c) By independent legal counsel in a written opinion.

(d) By the shareholders.

Section VI.5 Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Section 6.1 or 6.2 above shall be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay the expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

Section VI.6 Partial Indemnification. If an Indemnitee is entitled to indemnification under Section 6.1 or 6.2 for a portion of expenses including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

Section VI.7 Indemnification of Employees and Agents. Any person who is not covered by the foregoing provisions of this Article and who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, may be indemnified to the fullest extent authorized or permitted by the MBCA or other applicable law, as the same exists or may hereafter be amended, but in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

Section VI.8 Other Rights of Indemnification. The indemnification or advancement of expenses provided under Sections 6.1 to 6.7 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in Sections 6.1 to 6.7 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

Section VI.9 Definitions. “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the corporation or its shareholders” as referred to in Sections 6.1 and 6.2.

Section VI.10 Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for “corporation” found in Section 569 of the MBCA, as the same exists or may hereafter be amended, is and shall be, specifically excluded from application to this Article. The indemnification and other obligations of the Corporation set forth in this Article shall be binding upon any resulting or surviving corporation after any merger or consolidation of the Corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the MBCA, no person shall be entitled to the indemnification and other rights set forth in this Article for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

Section VI.11 Contract With the Corporation. The right to indemnification conferred in this Article VI shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article VI is in effect, and any repeal or modification of any such law or of this Article VI shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. In the event this Article is repealed or modified, the Corporation shall give written notice thereof to the directors and officers and any such repeal or modification shall not be effective for a period of sixty (60) days after such notice is delivered.

Section VI.12 Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s status as such, regardless of whether the Corporation would have the power to indemnify such person against such liability under the provisions of the MBCA.

Section VI.13 Severability. Each and every paragraph, sentence, term and provision of this Article VI shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article VI shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

Section VI.14 Enforcement. If a claim under this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the MBCA for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the MBCA nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) that the claimant has not met applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

ARTICLE VII EXECUTION OF PAPERS

The officers of the Corporation may sell any or all of its holdings of stock, bonds, or securities of other corporations, or government securities; sign all deeds, mortgages, assignments of mortgages, discharges of mortgages, bills of sale, leases and other conveyances and transactions of any interest in property, real, personal or mixed, to the extent that the Board of Directors of the Corporation may from time to time specify in resolutions approved by the Board. The Board may in any instance designate the officers and agents who shall have authority to execute any contract, conveyance or other instrument on behalf of the Corporation, and may also ratify and affirm such execution. Any such instrument or document shall be binding on the Corporation if executed by the President or a Vice President. In addition, any such instrument or document shall be binding on the Corporation if signed by any other officer designated by the Board on behalf of the Corporation.

ARTICLE VIII BANKING

Section VIII.1 Bank Accounts. The Board of Directors shall by resolution designate the bank or banks in which the funds of the Corporation shall be deposited, and such funds shall be deposited in the name of the Corporation and shall be subject to checks drawn as authorized by resolution of the Board of Directors.

Section VIII.2 Borrowing. To the extent authorized by law, the Corporation may, wherever its general interests and corporate purpose require the same, borrow money and issue its promissory notes, debentures or bonds for the repayment thereof with interest, and may in like case mortgage, pledge or encumber its property as security for its debts or other lawful engagements.

ARTICLE IX VOTING STOCK IN OTHER CORPORATIONS

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of shareholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, PROVIDED, HOWEVER, that such rights shall be exercised in the best interests of this Corporation. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons, but the same shall not be effective unless actually received by such other corporation prior to the meeting of shareholders in which such other person is to act. The President, or in his absence or disability, a Vice President of the Corporation, may authorize from time to time the signature and issuance of proxies to vote such stock of other corporations owned by this Corporation, and all such proxies shall be signed in the name of this Corporation by the President or Vice President and the Secretary or Assistant Secretary, or by any two officers authorized by the Board of Directors.

ARTICLE X SUBSIDIARIES

The Board of Directors may establish, reorganize and/or dissolve wholly- or partly-owned subsidiaries of the Corporation. The Articles of Incorporation and Bylaws of any such subsidiary shall not, without approval of the shareholders of this Corporation, substantially differ from the Articles of Incorporation and Bylaws, respectively, of this Corporation.

ARTICLE XI FISCAL YEAR

Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall end on the last day of December.

ARTICLE XII CORPORATE BOOKS AND RECORDS

The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors and executive committees, if any. The books, records and minutes may be kept outside this state. The Corporation shall keep at its registered office, or at the office of its transfer agent within or without this state, records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any such record not in such form, upon written request of a person entitled to inspect them.

ARTICLE XIII AMENDMENTS

Except as otherwise expressly provided in the Articles of Incorporation or in these Bylaws, these Bylaws may be altered, amended or repealed by any duly adopted resolution of the Board of Directors or at any annual or special meeting of the shareholders. If the amendment is to be adopted at a special meeting of the shareholders, the notice thereof shall specify the subject matter of the proposed alteration, amendment or repeal and the Articles of these Bylaws to be affected thereby. Bylaws adopted by the Directors may be altered or repealed by the Directors or shareholders.

Includes amendments approved through November 11, 2010